As filed with the Securities and Exchange Commission on August 18, 1998
                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ANICOM, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     36-3885212
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

   6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, (847) 518-8700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                SCOTT C. ANIXTER
                      Chairman and Chief Executive Officer
                                  Anicom, Inc.
   6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, (847) 518-8700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With Copies to:
                              JEFFREY R. PATT, ESQ.
                              Katten Muchin & Zavis
                             525 West Monroe Street
                             Chicago, Illinois 60661
                                 (312) 902-5200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                Proposed Maximum
       Title of Each Class of             Amount to be           Offering Price   Proposed Maximum Aggregate       Amount of
    Securities to be Registered            Registered             Per Share(1)      Offering Price(1)           Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            225,690 shares               $14.5625              $3,286,611            $970
====================================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market on August 12, 1998.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                  Subject to completion, dated August 18, 1998
--------------------------------------------------------------------------------
                                   PROSPECTUS
--------------------------------------------------------------------------------



[GRAPHIC OMITTED][GRAPHIC OMITTED]







                         225,690 Shares of Common Stock


                           ---------------------------



         This Prospectus relates to the offer and sale by certain stockholders listed herein under "Selling Stockholders," their pledgees, donees, transferees or distributees, or their respective successors-in-interest (collectively, the "Selling Stockholders") of 225,690 shares (the "Shares") of common stock, $.001 par value ("Common Stock"), of Anicom, Inc. (the "Company"). The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

         The Common Stock is traded on the Nasdaq National Market (the "NNM") under the symbol "ANIC." On August 12, 1998, the closing price of the Common Stock as reported on the NNM was $14.4375 per share. The Selling Stockholders may, from time to time, sell the Shares on the NNM, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. See "Plan of Distribution."

         See "Risk Factors" beginning on page 4 for information that should be considered by prospective investors.



                           ---------------------------




  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMIS-
          SION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                           ---------------------------




                 The date of this Prospectus is __________, 1998

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains an Internet Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. The Common Stock is traded on the NNM, and reports, proxy statements and other information concerning the Company can be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement which may be inspected and copied in the manner and at the sources described above. Any statements contained herein concerning the provisions of any document filed as an Exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

1.       The Company's Annual Report on Form 10-K, for  the year  ended December
          31, 1997;

2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

3. The Company's Current Reports on Form 8-K/A dated May 23, 1996, November 5, 1996, September 25, 1997 and July 31, 1998 and the Company's Current Reports on Form 8-K, dated July 25, 1997 and February 12, 1998; and

4. The description of the Common Stock, contained in the Company's registration statement on Form 8-A filed pursuant to Section 12 of the Exchange Act and all amendments thereto and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits thereto, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for such copies should be directed to the Company's principal executive office: Anicom, Inc., 6133 River Road, Suite 1000, Rosemont, Illinois 60018-5171, Attention: Donald C. Welchko (telephone:
847-518-8700).

                                  RISK FACTORS

         An investment in the Shares offered hereby entails a high degree of risk. In addition to other information contained in this Prospectus or incorporated by reference herein, potential purchasers should consider carefully the following factors in evaluating the Company, its business and the Shares offered hereby. Statements contained in this Prospectus that are not historical facts are forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A number of important factors could cause the Company's actual results for 1998 and beyond to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. These factors include, without limitation, those listed below.


Risks Associated with Integrated Growth Strategy

         The Company's integrated growth strategy involves the identification and pursuit of acquisition opportunities and internal growth. As of July 31, 1998, the Company operated in over 60 locations. The success and the rate of the Company's expansion into new geographical markets will depend on a number of factors, including general economic and business conditions affecting the industries of the Company's customers in such markets, competition, the availability of sufficient capital, the availability of sufficient inventory to meet customer demand, the identification and acquisition or leasing of suitable sales offices and/or warehouse facilities on acceptable terms, and the ability to attract and retain qualified personnel and operate effectively in geographic areas in which the Company has no prior experience. As a result, there can be no assurance that the Company will be able to achieve its planned growth on a timely or profitable basis.

         With respect to the Company's identification and pursuit of acquisition opportunities, viable acquisition candidates may not be available or available on terms acceptable to the Company. Additionally, if the Company continues to grow, it may be required to make further investments in personnel and information technology systems. Failure to successfully hire or retain such personnel or implement such systems could have a material adverse effect on the Company's results of operations and financial condition. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its recent growth or that the Company will be able to operate profitably.


Capital Needs for Expansion

         If the Company continues to grow, it may require further capital through public or private equity offerings or financings. No assurance can be given that additional capital will be available to the Company or that, if available, it would be on terms acceptable to the Company. If additional funds are raised by issuing equity securities, further dilution to the Company's stockholders may result.


Shares Eligible for Future Sale

         All of the Shares being registered in the Registration Statement, of which this Prospectus is a part, are being registered by the Selling Stockholders for resale. The increase in the number of outstanding shares of Common Stock that are available for sale without restriction due to the registration of the Shares and the perception that a substantial number of the Shares may be sold by Selling Stockholders, or the actual sale of a substantial number of the Shares by Selling Stockholders, could adversely affect the market price of the Common Stock.

         Pursuant to its Amended and Restated Certificate of Incorporation, the Company has the authority to issue additional shares of Common Stock and shares of one or more series of preferred stock (the "Preferred Stock"). Such shares may be issued by the Company on the authority of the Board of Directors without stockholder action. The issuance of any such additional Common Stock or Preferred Stock could result in the dilution of the voting power and rights of the outstanding shares of Common

Stock. The possible issuance of additional shares of Preferred Stock may be considered a deterrence to a change of control. The Company has a registration statement on Form S-3 in effect covering the shares of Common Stock issued upon the mandatory conversion of all of the outstanding Series A Cumulative Convertible Preferred Stock and the payment of dividends thereon.

         As of July 31, 1998 the Company had outstanding options to purchase 2,625,061 shares of Common Stock at a weighted average exercise price of approximately $9.75 per share (the majority of which have not yet vested) issued to employees, former employees, directors and consultants pursuant to the Company's stock incentive plans and warrants to purchase 81,364 shares of the Company's Common Stock at a weighted average exercise price of $4.45 per share. The Company has registration statements on Form S-8 in effect covering an aggregate of 4,450,000 of the shares issuable under the stock incentive plans.

         The Company may issue additional capital stock or other forms of convertible or exchangeable securities to raise capital in the future. In order to attract and retain key personnel, the Company may also issue additional securities, including stock options, in connection with its employee benefit plans. During the terms of such options and warrants, the holders thereof are given the opportunity to benefit from a rise in the market price of the Common Stock. The exercise of such options and warrants may have an adverse effect on the market value of the Common Stock. Also, the existence of such options and warrants may adversely affect the terms on which the Company can obtain additional equity financing.


Competition

         The market for the distribution of multimedia wiring products is highly competitive and fragmented. To compete successfully, management believes that the Company will need to continue to offer a broad range of technologically advanced products, provide competitive pricing while maintaining its margins, provide prompt delivery of products, deliver responsive customer service, establish and maintain strong relationships with suppliers and customers, and attract and retain highly qualified personnel. The Company faces substantial competition from several national and regional distributors and from manufacturers who sell directly to end-users for certain large-scale projects. To maintain or increase market share in light of competitive pressures from current or future competitors, the Company may be required to lower its prices. Such measures could adversely affect the Company's financial condition and results of operations.


Inventory

         The Company is dependent upon identifying the right product mix and maintaining sufficient inventory on hand to meet customer orders. There can be no assurance that the Company will be able to identify and offer products necessary to remain competitive or not suffer losses related to product obsolescence. Further, there is no assurance that the Company will achieve and maintain sufficient inventory levels to meet its customers' needs or that the Company will not have to take inventory write-offs in the future.


Dependence on Management and Key Personnel

         The Company is highly dependent upon the services of certain members of senior management, including Alan B. Anixter, Scott C. Anixter and Carl E. Putnam. Loss of the services of any of these individuals could have a material adverse impact on the Company. The Company has entered into employment agreements with a number of executive officers, including Scott C. Anixter, Carl
E. Putnam, Donald C. Welchko and Robert L. Swanson. The Company maintains key man life insurance with respect to Carl E. Putnam. The Company's success is also dependent upon its ability to attract and retain highly qualified management, marketing and sales personnel.

Possible Volatility of Stock Price

         The market price of the Common Stock could be subject to significant fluctuations in response to variations in quarterly operating results, changes in earnings, estimates by analysts, general conditions in the industries in which the Company's customers compete and other events or factors. In addition, the stock market, from time to time, has experienced extreme price and volume fluctuations which particularly have affected the market price for companies which have completed recent initial public offerings, and which often have been unrelated to the operating performance of such companies. These broad fluctuations may adversely affect the market price of the Common Stock.


                                 USE OF PROCEEDS
                  The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Common Stock by the Selling Stockholders both before the offering and as adjusted to reflect the sale of the Shares. The Shares offered hereby may be offered from time to time in whole or in part by the Selling Stockholders, their pledgees, donees, transferees or distributees, or their respective successors-in-interest. Except where otherwise noted, the Selling Stockholders named in the following table has, to the knowledge of the Company, sole voting and investment power with respect to the shares beneficially owned.

                                                                                              Beneficial
                                                       Beneficial Ownership                   Ownership
                                                          Before Offering      Number of    After Offering(2)
                                                      -----------------------   Shares     ------------------
                                                       Number                    Being      Number     Perce
                                                      of Shares    Percent     Offered (1) of Shares     nt
                                                      ---------   ----------   ----------  --------    ------

Scott D. Nichols and Rheall Adair Nichols(3)........   60,000 (4)     *        60,000 (4)      --         --
Terri D. Belote.....................................   60,000 (4)     *        60,000 (4)      --         --
James Hambuchen and Gigi Hambuchen..................   60,000 (4)     *        60,000 (4)      --         --
Neal Huval(5).......................................    8,000 (4)     *         8,000 (4)      --         --
Michael J. Duke(6)..................................    8,000 (4)     *         8,000 (4)      --         --
J. Michael Clark(7).................................    4,000 (4)     *         4,000 (4)      --         --
Bruce C. Stanley(8).................................  227,052 (9)     *         25,690      201,362(9)     *

------------------

*    Less than 1%.
(1) Represents the maximum number of Shares that may be sold by the Selling Stockholders pursuant to this Prospectus.
(2) Assumes all of the shares being registered will be sold by the Selling Stockholders. The Selling Stockholders may sell all or part of their shares.
(3)  Scott D. Nichols is an employee of the Company.
(4) Represents shares issued pursuant to the Asset Purchase Agreement dated June 30, 1998, between Superior Cable & Supply, Inc. and the Company (the "Asset Purchase Agreement").
(5)  Mr. Huval is an employee of the Company.
(6)  Mr. Duke is an employee of the Company.
(7)  Mr. Clark is an employee of the Company.
(8)  Mr. Stanley was an employee of the Company from March 1997 to March 1998.
(9)  Includes 40,470 subject to certain escrow arrangements.

                              PLAN OF DISTRIBUTION

         Any or all of the Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, their pledgees, donees, transferees or distributees, or their respective successors-in-interest. The Selling Stockholders may sell all or a portion of the Shares, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Stockholders may elect to engage a broker or dealer to effect sales in one or more of the following transactions: (a) block trades in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus, and
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers and dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the Selling Stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

Broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for the Selling Stockholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer commitment to the Selling Stockholders. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to or receive from the purchasers of such shares commissions as described above.

         The Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in sales of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         The Company is required to pay all of the expenses incident to the offering and sale of the Shares, other than fees and expenses to the extent the Company is prohibited by applicable Blue Sky laws from paying for or on behalf of Purchasers. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.


                          DESCRIPTION OF CAPITAL STOCK

         The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").


Common Stock

         Of the 100,000,000 shares of Common Stock authorized, 23,622,880 shares were outstanding as of July 31, 1998. Subject to the rights of holders of Preferred Stock, the holders of outstanding shares of Common Stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amount as the Board of Directors may from time to time lawfully determine. Each holder of Common Stock is entitled to one vote for each share held, and the holders of Common Stock are not entitled to cumulative voting rights. Subject to the rights of holders of any outstanding Preferred Stock, upon liquidation, dissolution or winding up of the Company, any assets legally available for distribution to shareholders as such are to be distributed ratably among the holders of the then outstanding Common Stock. All shares of Common Stock currently outstanding are and all shares of Common Stock offered hereby, when duly issued and paid for will be, fully paid and nonassessable, not subject to redemption and assessment and without conversion, preemptive or other rights to subscribe for or purchase any proportionate part of any new or additional issues of any class or series of securities convertible into stock of any class or series. The Common Stock is listed on the Nasdaq National Market.


Preferred Stock

         The Company's Amended and Restated Certificate of Incorporation provides for an authorized class of undesignated Preferred Stock consisting of 1,000,000 shares. This Preferred Stock may be issued at the direction of the Board of Directors, without shareholder approval, in series from time to time with such designations, relative rights, priorities, preferences, qualifications, limitations and restrictions thereon, to the extent that such are not fixed in the Company's Amended and Restated Certificate of

Incorporation, as the Board of Directors determines. The rights, preferences, limitations and restrictions of different series of Preferred Stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. The Board of Directors may authorize the issuance of Preferred Stock which ranks senior to the Common Stock with respect to the payment of dividends and the distribution of assets on liquidation. In addition, the Board of Directors is authorized to fix the limitations and restrictions, if any, upon the payment of dividends on Common Stock to be effective while any shares of Preferred Stock are outstanding. The Board of Directors, without shareholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock. The issuance of Preferred Stock to certain holders under certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company. Of the 1,000,000 shares of Preferred Stock authorized for issuance by the Company, 27,000 shares have been designated as Series A Cumulative Convertible Preferred Stock, none of which are issued and outstanding.


Delaware Law and Certain Corporate Provisions

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either (i) prior to the date at which the stockholder became an interested stockholder the Board of Directors approved either the business combination or the transaction in which the person becomes an interested stockholder, (ii) the stockholder acquires more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers or held in certain employee stock plans) upon consummation of the transaction in which the stockholder becomes an interested stockholder or (iii) the business combination is approved by the Board of Directors and by two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of the stockholders (and not by written consent) held on or subsequent to the date of the business combination. An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset based transactions and other transactions resulting in a financial benefit to the interested stockholder.

         The Company's Amended and Restated Certificate of Incorporation and Bylaws contain a number of provisions relating to corporate governance and to the rights of stockholders. Certain of these provisions may be deemed to have a potential "anti-takeover" effect in that such provisions may delay, defer or prevent a change of control of the Company. These provisions include (a) the classification of the Board of Directors into three classes, each class serving for staggered three year terms; (b) elimination of stockholder action by written consent; (c) the authority of the Board to issue series of Preferred Stock with such voting rights and other powers as the Board of Directors may determine; (d) the requirement that the Bylaws may only be amended (other than by the Board of Directors) by the vote of greater than 66 2/3% of the votes entitled to be cast generally by the outstanding Common Stock; (e) the requirement that the provision in the Amended and Restated Certificate of Incorporation creating the classified board may only be amended by the vote of at least 66 2/3% of the votes entitled to be cast generally in the election of directors; and (f) notice requirements in the Bylaws relating to nominations to the Board of Directors and to the raising of business matters at stockholder meetings.


Transfer Agent and Registrar

         The transfer agent and registrar for the Common Stock is Harris Trust and Savings Bank, located in Chicago, Illinois.

                                  LEGAL MATTERS

         Certain legal matters with respect to the validity of the Shares will be passed upon for the Company by Katten Muchin & Zavis, a partnership including professional corporations, located in Chicago, Illinois.


                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, the financial statements of Northern Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated May 23, 1996, the financial statements of Norfolk Wire & Cable, Inc. appearing in the Company's Current Report on Form 8-K/A (Amendment No. 2), dated November 5, 1996, the financial statements of Energy Electric Cable, a division of Connectivity Products Incorporated, appearing in the Company's appearing in the Company's Current Report on Form 8-K/A (Amendment No. 1), dated September 25, 1997, and the financial statements of TW Communication Corp. appearing in the Company's Current Report on 8- K/A dated July 31, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information and representations must not be relied upon as having been authorized by the Company or the Selling Shareholder. This Prospectus does not constitute an offer, or a solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Under no circumstances shall the delivery of this Prospectus or any sale made pursuant to this Prospectus, create any implication that the information contained in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                                TABLE OF CONTENTS

                                      Page

AVAILABLE INFORMATION................   2

INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE.............   3

RISK FACTORS.........................   4              225,690 Shares
                                                      of Common Stock
USE OF PROCEEDS......................   6

SELLING STOCKHOLDERS.................   7

PLAN OF DISTRIBUTION.................   7               PROSPECTUS

DESCRIPTION OF CAPITAL STOCK.........   8

LEGAL MATTERS.......................   10             __________, 1998

EXPERTS..............................  10

                                     PART II
                     INFORMATION-NOT REQUIRED IN PROSPECTUS


Item 14.          Other Expenses of Issuance and Distribution

         Set forth below is an estimate of the approximate amount of fees and expenses (other than underwriting commissions and discounts) payable by the Company in connection with the issuance and distribution of the Common Stock pursuant to the Prospectus contained in this Registration Statement.
The Company will pay all of these expenses.


                                                    Approximate
                                                       Amount
                                                   ---------------

Securities and Exchange Commission...........      $           970
Accountants fees and expenses................                5,000
Legal fees and expenses......................                5,000
MiscellaneousTexpenses.......................                1,030
                                                   ---------------
         Total...............................      $        12,000
                                                   ===============


Item 15.          Indemnification of Directors and Officers

         Article  12 of  the  Company's  Amended  and  Restated  Certificate  of
Incorporation provides that the Company shall indemnify its directors to the full extent permitted by the General Corporation Law of the State of Delaware and may indemnify its officers and employees to such extent, except that the Company shall not be obligated to indemnify any such person (i) with respect to proceedings, claims or actions initiated or brought voluntarily by any such person and not by way of defense, or (ii) for any amounts paid in settlement of an action indemnified against2by6theSCompany without the prior written consent of the Company. The Company has entered into indemnity agreementscwith each of its directors. These agreements may require the Company, among other things, to indemnify such directors against certain liabilities that may arise by reason of their status or service as directors, to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification and to obtain directors' liability insurance if available on reasonable terms.

         In addition, Article 12 of the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derivesTan improper personal benefit.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

         The Company has obtained a directors' and officers' liability insurance policy which entitles the Company to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

         The Company has agreed to indemnify the Selling Stockholders and the Selling Stockholders have agreed to indemnify the Company and its directors, its officers, and certain control persons against certain liabilities and expenses incurred in connection with the Registration Statement, including with respect to their respective obligations under the Securities Act.

Item 16.  Exhibits and Financial Statement Schedules

3.1*         Restated Certificate of Incorporation of the Company.
3.2*         Restated Bylaws of the Company.
3.3**        Certificate of Amendment of Restated  Certificate of  Incorporation
             of the Company dated September 25, 1996.
3.4***       Certificate of Amendment of Restated  Certificate of  Incorporation
             of the Company dated June 2, 1997.
3.5          Certificate of Amendment of  Restated Certificate of Incorporation
             of the Company dated July 17, 1998.
4.1*         Specimen Common Stock Certificate.
5            Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).
23.1         Consent of PricewaterhouseCoopers LLP.
23.2         Consent of Katten Muchin & Zavis (contained in its opinion filed as
             Exhibit 5 hereto).
24           Power   of   Attorney   (included  on  the  signature  page of this
             Registration Statement).
------------------
* Incorporated by reference to the same Exhibit number of the Company's Registration Statement on Form SB-2, as amended (Registration Statement No. 33-87736C).
** Incorporated by reference to the same Exhibit number of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996.
***     Incorporated by reference to  the same Exhibit number of  the  Company's
        Registration    Statement   on   Form   S-3    Registration    Statement
        No. 333-30791).

Item 17.  Undertakings
         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in thee successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, and State of Illinois on the 18th day of August, 1998.

                                  ANICOM, INC.

                                  By:  /S/ SCOTT C. ANIXTER
                                       ------------------------------------
                                       Scott C. Anixter
                                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY
         Each person whose signature appears below hereby constitutes and appoints Scott C. Anixter and Donald C. Welchko, and both of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-3 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the 18th day of August, 1998.

         Signature                                        Title
-------------------------------------   -------------------------------------

    /S/ SCOTT C. ANIXTER                Chairman, Chief Executive Officer
-------------------------------------   (Principal Executive Officer) and
      Scott C. Anixter                  Director

    /S/ ALAN B. ANIXTER                 Chairman of the Board and Director
-------------------------------------
      Alan B. Anixter

     /S/ CARL E. PUTNAM                 President, Chief Operating Officer and
-------------------------------------   Director
       Carl E. Putnam

   /S/ DONALD C. WELCHKO                Vice President, Chief Financial Officer
-------------------------------------   and Director (Principal Financial and
     Donald C. Welchko                  Accounting Officer)

   /S/ WILLIAM R. ANIXTER               Director
-------------------------------------
     William R. Anixter

     /S/ PETER HUIZENGA                 Director
-------------------------------------
       Peter Huizenga

     /S/ IRA J. KAUFMAN                 Director
-------------------------------------
       Ira J. Kaufman

    /S/ THOMAS J. REIMAN                Director
-------------------------------------
      Thomas J. Reiman

                                        Director
-------------------------------------
       Michael Segal

      /S/ LEE B. STERN                  Director
-------------------------------------
        Lee B. Stern